UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

JLG INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     On October 15, 2006, JLG Industries, Inc., a Pennsylvania corporation (the “Company”) entered into an Agreement and Plan of Merger among the Company, Oshkosh Truck Corporation (“Oshkosh”), a Wisconsin corporation, and a newly formed subsidiary of Oshkosh, Steel Acquisition Corporation, a Pennsylvania corporation.
     On November 21, 2006, the Company and Oshkosh jointly announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger of a wholly-owned subsidiary of Oshkosh with JLG. The following is a copy of the press release announcing the expiration of the waiting period:
O S H K O S H   T R U C K   C O R P O R A T I O N

F O R   I M M E D I A T E   R E L E A S E

For more information contact,

Financial:	Patrick Davidson
Vice President — Investor Relations
920.966.5939

Media:	Kirsten Skyba
Vice President — Marketing Communications
920.233.9621

JLG Industries, Inc.:	Michelle Hards
Director of Corporate Communications and
Investor Relations
240.313.1816
Oshkosh Truck Corporation and JLG Industries, Inc. Jointly
Announce Expiration of Hart-Scott-Rodino Waiting Period
     OSHKOSH, WI and MCCONNELLSBURG, PA, November 21, 2006 — Oshkosh Truck Corporation (NYSE: OSK) and JLG Industries, Inc. (NYSE: JLG) jointly announced today the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger of a wholly-owned subsidiary of Oshkosh with JLG.
     The expiration of the Hart-Scott-Rodino waiting period satisfies one of the conditions to Oshkosh’s acquisition of JLG. Consummation of the merger, which is expected to occur in early December, remains subject to other customary closing conditions, including approval of the merger by JLG’s shareholders.
About Oshkosh Truck Corporation
     Oshkosh Truck Corporation is a leading designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency and military vehicles and bodies. Oshkosh’s products are valued worldwide by fire and emergency units, defense
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forces, municipal and airport support services, and concrete placement and refuse businesses where high quality, superior performance, rugged reliability and long-term value are paramount.
About JLG Industries, Inc.
     JLG Industries, Inc. is the world’s leading producer of access equipment (aerial work platforms and telehandlers). JLG’s diverse product portfolio encompasses leading brands such as JLG® aerial work platforms; JLG, SkyTrak®, Lull® and Gradall® telehandlers; and an array of complementary accessories that increase the versatility and efficiency of these products for end users. JLG markets its products and services through a multichannel approach that includes a highly trained sales force and utilizes a broad range of marketing techniques, integrated supply programs and a network of distributors in the industrial, commercial, institutional and construction markets. In addition, JLG offers world-class after-sales service and support for its customers. JLG’s manufacturing facilities are located in the United States, Belgium, and France, with sales and service operations on six continents.
Additional Information and Where to Find It
     A special meeting of JLG shareholders will be held on Monday, December 4, 2006 to obtain shareholder approval for the merger. In connection with the proposed acquisition and required stockholder approval, JLG filed with the Securities and Exchange Commission a definitive proxy statement on November 3, 2006. This proxy statement was mailed to JLG’s shareholders. JLG SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and shareholders may obtain free copies of these materials and other documents filed with the SEC at the SEC’s website at: http://www.sec.gov. Free copies of the proxy statement and JLG’s other filings with the SEC may also be obtained from JLG. Free copies of JLG’s filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.
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Participants in Solicitation
     Oshkosh, JLG and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG’s shareholders in favor of the proposed acquisition. Information regarding Oshkosh’s directors and executive officers is available in Oshkosh’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG’s directors and executive officers is available in JLG’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.
Forward Looking Language
     Certain items in this press release may constitute forward-looking statements made by Oshkosh or JLG (collectively, the “Companies”) within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to close the acquisition, satisfaction of closing conditions, obtaining consents, and the timing of the closing of the acquisition. Words such as “expect(s)” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. The Companies can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from the Companies’ expectations include, but are not limited to, whether conditions to the closing of the proposed acquisition will not be satisfied and other risks detailed from time to time in the Companies’ respective SEC reports. Such forward-looking statements speak only as of the date of this press release. The Companies expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.